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                                                                    Exhibit 23.3

[Letterhead of Ehrenkrantz Sterling & Co. L.L.C.]
Certified Public Accountants and Consultants
6 Regent Street, Livingston, New Jersey 07039 (973)994-7777 Fax:(973)994-3444
E-mail: success@es-cpa.com  Web: www.es-cpa.com

                        CONSENT OF INDEPENDENT AUDITORS

To Board of directors
Plantex-U.S.A, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Teva Pharmaceutical Industries Ltd. of our report dated January 17, 2001, with respect to the financial statements of Plantex-U.S.A, Inc., for the year ended December 31, 2000 (which financial statements were not separately included in Teva Pharmaceutical Industries Ltd.'s Annual Report), included in Teva Pharmaceutical Industries Ltd's Annual Report on Form 20-F for the year ended December 31, 2002.

/s/ Ehrenkrantz sterling & Co. LLC.

Livingston, New Jersey
December 11, 2003

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